FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              GENMAR HOLDINGS, INC.
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             (Exact name of registrant as specified in its Charter)


               DELAWARE                                          41-1778106
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)


100 SOUTH FIFTH STREET, SUITE 2400, MINNEAPOLIS, MINNESOTA             55402
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(Address of principal executive offices)                             (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) please check the following box. [X]

Securities Act registration file number to which this form relates: 333-85447


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
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                                (Title of Class)


        Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class                    Name of each exchange on which
      To be so registered                    each class is to be registered
      -------------------                    ------------------------------

   COMMON STOCK $.01 PAR VALUE                   NASDAQ NATIONAL MARKET




NY2:\822910\02\HMYM02!.DOC\47650.0010

Item 1.    Description of Registrant's Securities to be Registered

                     Reference is made to the information contained under the caption "Description of Capital Stock" on pages 62 through 64 of the Prospectus, dated September 28, 1999, contained in the Registration Statement on Form S-1 (No. 333-85447), as amended (the "Registration Statement"), filed by Genmar Holdings, Inc. (the "Company" or "Registrant") under the Securities Act of 1933 for a description of the Company's Common Stock, par value $.01, being registered hereby. Such information is incorporated by reference.


Item 2.    Exhibits

           *1.       Form of stock certificate for the Company.

           *2. Form of the Company's Amended and Restated Certificate of Incorporation.


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* Incorporated herein by reference to the Registration Statement.

SIGNATURES

                     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 14, 1999

                                             GENMAR HOLDINGS, INC.

                                             By: /s/ Mary P. McConnell
                                                 -------------------------------
                                                 Mary P. McConnell
                                                 Senior Vice President, General
                                                 Counsel and Secretary